EXHIBIT 21
                                                                      ----------
                   SUBSIDIARIES OF LEVCOR INTERNATIONAL, INC.


            Name                        Jurisdiction of Organization       Percentage Owned by Levcor
            ----                        ----------------------------       --------------------------

Blumenthal/Lansing Company, LLC                  Delaware                             100%

Carlyle Manufacturing Company, Inc.              Connecticut                          100%